Exhibit 99.1

4300 Wildwood Parkway
Atlanta, GA  30339
1-888-502-BLUE
www.BlueLinxCo.com

BlueLinx Contact Information:
Susan O’Farrell, SVP, CFO & Treasurer	Natalie Poulos, Investor Relations
BlueLinx Holdings Inc.	BlueLinx Holdings Inc.
(770) 953-7000	(866) 671-5138
investor@bluelinxco.com

FOR IMMEDIATE RELEASE

BLUELINX ANNOUNCES THIRD QUARTER RESULTS
- Net Income of $5.7 million -
- Adjusted EBITDA of $14.0 million; Up $2.9 million From Q3 2016 -
- Debt Principal Reduction of $49.8 million From Q3 2016 -

ATLANTA - November 2, 2017 - BlueLinx Holdings Inc. (NYSE:BXC), a leading distributor of building and industrial products in the United States, today reported financial results for the fiscal third quarter ended September 30, 2017.

“We are pleased to report continued improvement in our financial performance from the second quarter of 2017 which resulted in increased net income for the third quarter and our highest third quarter Adjusted EBITDA since 2007. These results, coupled with the new five year revolving credit facility that we closed on October 10, 2017, and the successful completion of our secondary offering last week, provide an inflection point for BlueLinx as we move forward into the next phase of our recovery,” said Mitch Lewis, President and Chief Executive Officer.

Susan O’Farrell, Senior Vice President and Chief Financial Officer added, “This quarter continues the financial momentum we have enjoyed over the last several quarters as we enhance our operating performance while prudently managing our working capital. In addition to continuing to actively market several of our owned facilities for potential sale leaseback transactions, we were also able to significantly reduce our debt principal by $49.8 million from this period a year ago.”

Third Quarter Results Compared to Prior Year Period
BlueLinx generated net sales of $479.3 million for the third quarter of fiscal 2017, up $3.3 million from the prior fiscal third quarter. As previously disclosed, the Company undertook several operational efficiency initiatives beginning in the second quarter of fiscal 2016, pursuant to which it closed and sold certain facilities and rationalized inventory by discontinuing certain underperforming products. When excluding the effects of these operational efficiency initiatives, adjusted same-center net sales increased by $15.3 million or 3.3% from this period a year ago.

The Company recorded gross profit of $60.5 million during the fiscal third quarter, up $0.5 million from the prior fiscal third quarter, with a gross margin of 12.6%. When excluding the effects of the Company’s operational efficiency initiatives, adjusted same-center gross profit increased by $1.7 million from this period a year ago.

BlueLinx recorded net income of $5.7 million for the third quarter of fiscal 2017 which did not include any real estate gains, compared to $15.0 million from the prior fiscal third quarter which included $13.9 million in real estate gains. Adjusted EBITDA, which is a non-GAAP measure, was $14.0 million for the fiscal third quarter, up $2.9 million from this period a year ago. When excluding the effects of our operational efficiency initiatives, same-center Adjusted EBITDA, a non-GAAP measure, was up $3.3 million from the same period in fiscal 2016.

First Nine Months of Fiscal 2017 Compared to Prior Year Period
For the first nine months of fiscal 2017, the Company generated $1.38 billion in net sales compared to $1.46 billion from the prior year period. When excluding the effects of our operational efficiency initiatives, adjusted same-center net sales increased by $47.5 million or 3.6% from the same period in fiscal 2016.

Gross profit for the first nine months of fiscal 2017 was $175.5 million, up $0.5 million from the prior year period, with a gross margin of 12.7%, an increase of 70 basis points from the first nine months of fiscal 2016. When excluding the effects of the Company’s operational efficiency initiatives, adjusted same-center gross profit increased by $5.9 million from the first nine months ended October 1, 2016.

The Company recorded net income of $9.5 million for the first nine months of fiscal 2017, up $3.8 million from this period a year ago. Adjusted EBITDA, which is a non-GAAP measure, for the nine-month period was $34.1 million, an increase of $3.3 million or 10.9% from the first nine months of fiscal 2016. Excluding the effects of our operational efficiency initiatives, same-center Adjusted EBITDA, a non-GAAP measure, was up $5.0 million or 17.1% from the same period in fiscal 2016.

Working Capital and Liquidity
As of September 30, 2017, the Company had $82.7 million of excess availability under its asset-based revolving credit facility, based on qualifying inventory and receivables, an increase of $13.8 million from the same period a year ago. As a result of our working capital initiatives and mortgage reduction efforts, interest expense for the first nine months of fiscal 2017 decreased by $3.3 million or 16.8% from the same period in fiscal 2016. With the new five year revolving credit facility entered into on October 10, 2017, additional interest rate savings will be obtained over the life of the loan compared to the previous credit facility with improved economic terms, including LIBOR margin improvements of 75 to 125 basis points depending on excess availability levels.

Conference Call
BlueLinx will host a conference call today at 10:00 a.m. Eastern Time, accompanied by a supporting slide presentation. Investors can listen to the conference call and view the accompanying slide presentation by going to the BlueLinx website, www.BlueLinxCo.com, and selecting the conference link on the Investor Relations page. Investors will be able to access an archived recording of the conference call for one week following the live call by dialing 404-537-3406, Conference ID# 5957628 The recording will be available two hours after the conference call has concluded. Investors can also access a recording of this call on the BlueLinx website.

Use of Non-GAAP Measures and Supplementary Information
BlueLinx reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company also believes that presentation of certain non-GAAP measures may be useful to investors. Any non-GAAP measures used herein are reconciled in the financial tables accompanying this news release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.

We define Adjusted EBITDA as an amount equal to net income plus interest expense and all interest expense related items, income taxes, depreciation and amortization, and further adjusted to exclude certain non-cash items and other adjustments to Consolidated Net Income. Further, we also exclude, as an additional measure, the effects of the operational efficiency initiatives, to determine same-center Adjusted EBITDA, which is useful for period over period comparability.

We present Adjusted EBITDA (and the exclusion of the effects of the operational efficiency initiatives) because it is a primary measure used by management to evaluate operating performance and, we believe, helps to enhance investors’ overall understanding of the financial performance and cash flows of our business. However, Adjusted EBITDA is not a presentation made in accordance with GAAP, and is not intended to present a superior measure of the financial condition from those determined under GAAP. Adjusted EBITDA, as used herein, is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. We believe Adjusted EBITDA is helpful in highlighting operating trends. We also believe that Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an Adjusted EBITDA measure when reporting their results. We compensate for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than using GAAP results alone.

We define the non-GAAP metrics of adjusted same-center net sales and adjusted same-center gross profit as net sales and gross profit excluding the effects of both closed facilities and the inventory rationalization initiative. These measures are not in accordance with GAAP, and are not intended to present a superior measure of the financial condition from those determined under GAAP. Adjusted same-center net sales and adjusted same-center gross profit, as used herein, are not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation.
We believe adjusted same-center net sales and adjusted same-center gross profit are helpful in presenting comparability across periods. We also believe that these non-GAAP metrics are used by securities analysts, investors, and other interested parties in their evaluation of our company, to illustrate the effects of these initiatives. We compensate for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than using GAAP results alone.

Additionally, we believe supplementary GAAP-based information such as operating working capital and debt principal are helpful to investors in explaining the impacts of our operating efficiencies. Operating working capital is defined as current assets less current liabilities plus the current portion of long-term debt. Operating working capital is an important measure we use to determine the efficiencies of our operations and our ability to readily convert assets into cash. Debt principal is defined as the principal amount of debt payable at the stated period-end date and is used by management to monitor our progress in meeting our goals to reduce the debt on our balance sheet.

About BlueLinx Holdings Inc.
BlueLinx Holdings Inc., operating through its wholly owned subsidiary BlueLinx Corporation, is a leading distributor of building and industrial products in the United States. The Company is headquartered in Atlanta, Georgia and operates its distribution business through its broad network of distribution centers. BlueLinx is traded on the New York Stock Exchange under the symbol BXC. Additional information about BlueLinx can be found on its website at www.BlueLinxCo.com.

Forward-looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to profitability, and our guidance regarding anticipated financial results. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental, and technological factors outside of BlueLinx’s control that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the prices, supply and/or demand for products that it distributes, inventory management and commodities pricing; new housing starts and inventory levels of existing homes for sale; general economic and business conditions in the United States; acceptance by our customers of our privately branded products; financial condition and creditworthiness of our customers; supply from our key vendors; reliability of the technologies we utilize; the activities of competitors; changes in significant operating expenses; fuel costs; risk of losses associated with accidents; exposure to product liability claims; changes in the availability of capital and interest rates; adverse weather patterns or conditions; acts of cyber intrusion; variations in the performance of the financial markets, including the credit markets; and other factors described in the “Risk Factors” section in the Form S-3 filed with the Securities and Exchange Commission (“SEC”) on August 28, 2017 and the related prospectus supplement filed with the SEC on October 19, 2017, as well as, in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, its Quarterly Reports on Form 10-Q, and in its periodic reports filed with the SEC from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, and changes in expectations or otherwise, except as required by law.

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Net sales	$479,318	$476,049	$1,381,927	$1,459,386
Cost of sales	418,773	415,999	1,206,402	1,284,354
Gross profit	60,545	60,050	175,525	175,032
Operating expenses (income):
Selling, general, and administrative	46,817	49,152	148,742	157,006
Gains from sales of property	—	(13,940)	(6,700)	(14,701)
Depreciation and amortization	2,249	2,220	6,865	7,091
Total operating expenses	49,066	37,432	148,907	149,396
Operating income	11,479	22,618	26,618	25,636
Non-operating expenses (income):
Interest expense	5,670	6,105	16,280	19,562
Other income, net	—	(17)	(2)	(255)
Income before provision for income taxes	5,809	16,530	10,340	6,329
Provision for income taxes	123	1,522	832	609
Net income	$5,686	$15,008	$9,508	$5,720

Basic earnings per share	$0.63	$1.69	$1.05	$0.64
Diluted earnings per share	$0.62	$1.68	$1.04	$0.64

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	September 30, 2017	December 31, 2016
Assets:
Current assets:
Cash	$5,590	$5,540
Receivables, less allowances of $2,738 and $2,733, respectively	173,748	125,857
Inventories, net	206,788	191,287
Other current assets	21,063	23,126
Total current assets	407,189	345,810
Property and equipment:
Land and land improvements	30,715	34,609
Buildings	84,772	80,131
Machinery and equipment	75,133	72,122
Construction in progress	428	3,104
Property and equipment, at cost	191,048	189,966
Accumulated depreciation	(105,846)	(101,644)
Property and equipment, net	85,202	88,322
Other non-current assets	13,969	10,005
Total assets	$506,360	$444,137
Liabilities:
Current liabilities:
Accounts payable	$97,606	$82,735
Bank overdrafts	21,641	21,696
Accrued compensation	8,491	8,349
Current maturities of long-term debt, net of discount of $480 and $201, respectively	54,521	29,469
Other current liabilities	15,081	12,092
Total current liabilities	197,340	154,341
Non-current liabilities:
Long-term debt, net of discount of $1,766 and $2,544, respectively	258,789	270,792
Pension benefit obligation	31,452	34,349
Other non-current liabilities	37,922	14,496
Total liabilities	525,503	473,978
Stockholders’ deficit:
Common Stock, $0.01 par value, Authorized - 20,000,000 shares, Issued and Outstanding - 9,098,221 and 9,031,263, respectively	91	90
Additional paid-in capital	258,854	257,972
Accumulated other comprehensive loss	(36,433)	(36,651)
Accumulated stockholders’ deficit	(241,655)	(251,252)
Total stockholders’ deficit	(19,143)	(29,841)
Total liabilities and stockholders’ deficit	$506,360	$444,137

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30, 2017	October 1, 2016
Net cash used in operating activities	$(38,278)	$(170)

Cash flows from investing activities:
Property and equipment investments	(241)	(511)
Proceeds from sale of assets	27,461	18,900
Net cash provided by investing activities	27,220	18,389

Cash flows from financing activities:
Repayments on revolving credit facilities	(288,841)	(399,283)
Borrowings from revolving credit facilities	329,936	401,963
Principal payments on mortgage	(28,976)	(26,041)
Decrease in bank overdrafts	(55)	(1,733)
Increase in cash released from escrow related to the mortgage	1,490	9,118
Other, net	(2,446)	(2,347)
Net cash provided by (used in) financing activities	11,108	(18,323)

Increase (decrease) in cash	50	(104)
Cash, beginning of period	5,540	4,808
Cash, end of period	$5,590	$4,704

BLUELINX HOLDINGS INC.
RECONCILIATION OF NON-GAAP MEASUREMENTS
(In thousands)
(Unaudited)

The following schedule sets forth a reconciliation of net income to Adjusted EBITDA, including same-center Adjusted EBITDA versus comparable prior year periods:

	Quarter Ended		Nine Months Ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Net income	$5,686	$15,008	$9,508	$5,720
Adjustments:
Depreciation and amortization	2,249	2,220	6,865	7,091
Interest expense	5,670	6,105	16,280	19,562
Provision for income taxes	123	1,522	832	609
Gain from sales of property	—	(13,940)	(6,700)	(14,701)
Share-based compensation expense	345	776	1,805	1,621
Multi-employer pension withdrawal	—	—	5,500	—
Restructuring, severance, and legal, and other	(112)	(751)	(5)	7,321
Refinancing-related expenses	—	135	—	3,518
Adjusted EBITDA	$13,961	$11,075	$34,085	$30,741

Adjusted EBITDA	$13,961	$11,075	$34,085	$30,741
Less: non-GAAP adjustments	—	442	—	1,638
Same-center Adjusted EBITDA	$13,961	$10,633	$34,085	$29,103
The following schedule sets forth a reconciliation of net sales and gross profit to the non-GAAP measures of adjusted same-center net sales and adjusted same-center gross profit versus comparable prior periods:

	Quarter Ended		Nine Months Ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Net sales	$479,318	$476,049	$1,381,927	$1,459,386
Less: non-GAAP adjustments	—	12,024	—	124,915
Adjusted same-center net sales	$479,318	$464,025	$1,381,927	$1,334,471
Adjusted year-over-year percentage increase - sales	3.3%		3.6%

Gross profit	$60,545	$60,050	$175,525	$175,032
Less: non-GAAP adjustments	—	1,166	50	5,414
Adjusted same-center gross profit	$60,545	$58,884	$175,475	$169,618

BLUELINX HOLDINGS INC.
SUPPLEMENTARY INFORMATION
(In thousands)
(Unaudited)

Debt Principal
The following schedule presents debt principal for the third quarters of fiscal 2017 and fiscal 2016, respectively:

	September 30, 2017	October 1, 2016	YOY Change
Revolving credit facilities - principal	$217,708	$223,157	$(5,449)
Mortgage - principal	97,847	142,159	(44,312)
Total	$315,555	$365,316	$(49,761)

Operating Working Capital
Operating working capital is defined as current assets less current liabilities plus the current portion of long-term debt. The following schedule displays the selected balance sheet components of our operating working capital calculation:

	September 30, 2017	October 1, 2016	YOY Change
Current assets:
Cash	$5,590	$4,704	$886
Receivables, less allowance for doubtful accounts	173,748	163,388	10,360
Inventories, net	206,788	207,909	(1,121)
Other current assets	21,063	25,176	(4,113)
Total current assets	$407,189	$401,177	$6,012

Current liabilities:
Accounts payable	$97,606	$93,777	$3,829
Bank overdrafts	21,641	15,554	6,087
Accrued compensation	8,491	7,581	910
Current maturities of long-term debt, net of discount	54,521	44,909	9,612
Other current liabilities	15,081	12,728	2,353
Total current liabilities	$197,340	$174,549	$22,791

Operating working capital	$264,370	$271,537	$(7,167)